Exhibit (e)(i)(B)

DIREXION FUNDS

DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly Emerging Markets Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund	Direxion Monthly NASDAQ-100® Bear 2X Fund
Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly Dollar Bull 2X Fund	Direxion Monthly Dollar Bear 2X Fund

Direxion Monthly 10 Year Note Bull 2X Fund	Direxion Monthly 10 Year Note Bear 2X Fund
Direxion Monthly China Bull 2X Fund	Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly Latin America Bull 2X Fund

Evolution Managed Bond Fund
Evolution Market Leaders Fund
Evolution Alternative Investment Fund
Evolution All-Cap Equity Fund

Up to 1.00% of the average daily net assets.

HY Bear	Dynamic HY Bond Fund

Up to 0.40% of the average daily net assets

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Class A Distribution Plan shall be as follows:

Direxion Indexed Commodity Strategy Fund	Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund	Direxion Currency Trends Strategy Plus Fund
Direxion Indexed Managed Futures Strategy Fund

Up to 1.00% of the average daily net assets.

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Service Class Distribution Plan shall be as follows:

HCM Freedom Fund

Up to 0.80% of the average daily net assets;

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Class C Distribution Plan shall be as follows:

Direxion Indexed Commodity Strategy Fund	Direxion/Wilshire Dynamic Fund
Direxion Long/Short Global IPO Fund	Direxion Currency Trends Strategy Plus Fund
Direxion Indexed Managed Futures Strategy Fund

Up to 1.00% of the average daily net assets.

Last Revised: November 22, 2011.

SCHEDULE B

DISTRIBUTION AGREEMENT among the DIREXION FUNDS,

RAFFERTY ASSET MANAGEMENT, LLC and

RAFFERTY CAPITAL MARKETS, LLC

Pursuant to Section 9 of the Distribution Agreement among the Direxion Funds (the “Trust”), Rafferty Asset Management, LLC (“Adviser”) and Rafferty Capital Markets, LLC (“Distributor”), Adviser shall pay to Distributor a monthly fee of $7,500. This monthly payment shall be in addition to the following amounts:

(i) Rule 12b-1 fees of 0.25% of average annual fund assets of the Investor Class Shares of the Direxion Monthly S&P 500® Bull 2X Fund, Direxion Monthly S&P 500® Bear 2X Fund, Direxion Monthly NASDAQ-100® Bull 2X Fund, Direxion Monthly NASDAQ-100® Bear 2X Fund, Direxion Monthly Small Cap Bull 2X Fund, Direxion Monthly Small Cap Bear 2X Fund, Direxion Monthly Dollar Bear 2X Fund, Direxion Monthly Dollar Bull 2X Fund, Direxion Monthly Emerging Markets Bull 2X Fund, Direxion Monthly Emerging Markets Bear 2X Fund, Direxion Monthly China Bull 2X Fund, Direxion Monthly Latin America Bull 2X Fund, Direxion Monthly Commodity Bull 2X Fund, Direxion Monthly 10 Year Note Bull 2X Fund, Direxion Monthly 10 Year Note Bear 2X Fund, Dynamic HY Bond Fund, HY Bear Fund, Evolution Managed Bond Fund, Evolution All-Cap Equity Fund, Evolution Market Leaders Fund, and Evolution Alternative Investment Fund,

(ii) Rule 12b-1 fees of 0.80% of average annual fund assets of the Service Class Shares of the HCM Freedom Fund;

(iii) Rule 12b-1 fees of 0.25% of average annual fund assets of the Class A of the Direxion Indexed Commodity Strategy Fund, Direxion Currency Trends Strategy Plus Fund, Direxion Long/Short Global IPO Fund, Direxion/Wilshire Dynamic Fund and the Direxion Indexed Managed Futures Strategy Fund;

(vi) Rule 12b-1 fees of 1.00% of average annual fund assets of the Class C Shares of the Direxion Indexed Commodity Strategy Fund, Direxion Currency Trends Strategy Plus Fund, Direxion Long/Short Global IPO Fund, Direxion/Wilshire Dynamic Fund and the Direxion Indexed Managed Futures Strategy Fund;

(vii) such additional fees as shall be set forth from time to time in this Schedule B.

Last Revised: November 22, 2011.

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